UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In this current report, we refer to:

•	AbitibiBowater Inc. as the “Company”

•	AbiBow Canada Inc., a wholly-owned subsidiary of the Company, as “ABC”

•	ACH Limited Partnership as “ACH”, to Abitibi-Consolidated Hydro Inc., ACH’s general partner, as “ACHI”

•	the Caisse de dépôt et placement du Québec as the “CDPQ” and CDP Investissements Inc. as “CDPII”

•	Infra H2O GP Partners Inc., Infra H2O LP Partners Inc. and BluEarth Renewables Inc., collectively, as the “purchaser”

•	the Securities Purchase Agreement, dated February 11, 2011, among ABC, CDPQ and CDPII, as vendors, and the purchaser, as the “agreement”

The Company announced on February 11, 2011 that ABC had on that date entered into the agreement for the sale of its 75% interest in ACH to the purchaser and the sale by the CDPQ of its 25% interest in ACH to the purchaser. The agreement also contemplates the sale by ABC and CDPII of their 75% and 25% interest in ACHI, respectively. ACH was established in April 2007 to hold the hydroelectric generating assets, which have a combined capacity of approximately 131 MW, of the Company’s former Abitibi-Consolidated Company of Canada subsidiary (now ABC) in Ontario, Canada.

ABH’s cash proceeds in the transaction will be approximately CAD$293 million ($296 million) plus certain adjustments based on ACH’s working capital and cash available at closing, which is expected to bring its aggregate proceeds to approximately CAD$298 million ($301 million). The purchaser will acquire ACH with its current outstanding debt, including a CAD$256 million loan ($259 million) and a CAD$15 million bank revolving credit facility (which is undrawn but for a CAD$1 million letter of credit) ($15 million and $1 million, respectively). Accordingly, while the Company’s consolidated financial statements currently include ACH on a fully consolidated basis, the Company will no longer include those obligations in its consolidated financial statements effective as of the closing date. U.S. dollar equivalents were calculated using the nominal rate as reported by the Bank of Canada as of the date of the agreement.

The closing of the transaction is expected to occur within 60 days of the announcement, subject to a number of conditions, including the receipt of applicable regulatory approvals and other third party consents, the execution of certain ancillary definitive agreements and other customary closing conditions. The agreement also includes certain customary representations and warranties, interim covenants, post-closing covenants, termination provisions and indemnification provisions.

The agreement contemplates that ACH and the Company will enter into a long-term power purchase agreement at closing pursuant to which ACH will continue to supply electricity to the Company’s Fort Frances and Iroquois Falls mills.

A copy of the agreement is attached to this current report as exhibit 2.1 and is incorporated herein by reference. This description of the agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference thereto.

Cautionary note regarding forward-looking statements

Statements in this current report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our expected proceeds, the satisfaction of all conditions to closing and the anticipated closing date. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt” and other terms with similar meaning indicating possible future events or potential impact on our business or our shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These potential risks and uncertainties include the ability to complete the proposed transaction on terms satisfactory to us within the announced time frame. For a discussion of some of the risks and important factors that could affect our future financial condition and results of operations, see the risk factors described in our quarterly report on Form 10-Q filed with the SEC on November 15, 2010.

All forward-looking statements in this press release are expressly qualified by the cautionary statements contained or referred to in this section and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated February 11, 2011, among AbiBow Canada Inc., Caisse de dépôt et placement du Québec and CDP Investissements Inc., as vendors, and Infra H2O GP Partners Inc., Infra H2O LP Partners Inc. and BluEarth Renewables Inc., as the purchaser

99.1	AbitibiBowater Inc. press release dated February 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: February 17, 2011	By:	/s/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice-President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated February 11, 2011, among AbiBow Canada Inc., Caisse de dépôt et placement du Québec and CDP Investissements Inc., as vendors, and Infra H2O GP Partners Inc., Infra H2O LP Partners Inc. and BluEarth Renewables Inc., as the purchaser

99.1	AbitibiBowater Inc. press release dated February 11, 2011

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